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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
   Computer Motion, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 5, 1998 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-29505. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedure subsequent to the date of our report.


                                               /s/ Arthur Andersen
                                               ---------------------------------
                                               ARTHUR ANDERSEN LLP

Woodland Hills, California
March 23, 1998